UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2021

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street 3rd Floor Phoenix, Arizona	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 – Entry into a Material Definitive Agreement.

On October 27, 2021, TrinCap Funding, LLC (“TCF”), a wholly owned special purpose subsidiary of Trinity Capital Inc. (the “Company”), as borrower, and the Company, as servicer, entered into a credit agreement (the “KeyBank Credit Agreement”) with the lenders from time to time party thereto, KeyBank, National Association (“KeyBank”) as administrative agent and syndication agent, and Wells Fargo, National Association (“Wells Fargo”), as collateral custodian and paying agent (such credit facility, the “KeyBank Credit Facility”).

The KeyBank Credit Facility allows TCF to borrow up to $300 million and is collateralized by all investment assets held by TCF, which TCF will acquire from the Company pursuant to a sale and contribution agreement also dated October 27, 2021 (the “Sale and Contribution Agreement”). Borrowings under the KeyBank Credit Facility will initially bear interest at a rate equal to one-month London Interbank Offered Rate (“LIBOR”) plus 3.25%, which interest rate may decrease to one-month LIBOR plus 2.85% upon the achievement of certain benchmarks, including criteria related to the number and composition of assets in the KeyBank Credit Facility’s collateral pool. The KeyBank Credit Facility borrowing base contains certain criteria for eligible investments, including concentration limits as defined in the KeyBank Credit Agreement, and permits a variable advance rate of up to 60% on eligible term loans and up to 64% on eligible equipment finance loans.

The KeyBank Credit Facility includes a three-year revolving period and a two-year amortization period, and it matures on October 27, 2026, unless extended. The KeyBank Credit Agreement contains representations and warranties and affirmative and negative covenants customary for secured financings of this type, including certain financial covenants such as a consolidated tangible net worth requirement and a required asset coverage ratio.

The KeyBank Credit Agreement also contains customary events of defaults (subject to certain grace periods, as applicable), including but not limited to the nonpayment of principal, interest or fees; breach of covenants; inaccuracy of representations or warranties in any material respect; voluntary or involuntary bankruptcy proceedings of TCF; and change of control of TCF without the prior written consent of KeyBank. The Company acts as servicer with respect to the investment loans owned by TCF and will receive a monthly fee from TCF for such services.

The foregoing description of the KeyBank Credit Agreement and the Sale and Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the KeyBank Credit Agreement and Sale and Contribution Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1

Credit Agreement, dated October 27, 2021, by and among the Company, TrinCap Funding, LLC, KeyBank National Association, as administrative agent and syndication agent, Wells Fargo, National Association, as collateral custodian and paying agent, and the lenders party thereto from time to time.

10.2	Sale and Contribution Agreement, dated October 27, 2021, between the Company and TrinCap Funding, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Trinity Capital Inc.

November 1, 2021	By:	/s/ Steven L. Brown
		Name:	Steven L. Brown
		Title:	Chief Executive Officer